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                                                                      Exhibit 99

LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated February 22, 2000

News Release
Visit our web site at: www.lanvision.com

                                          COMPANY CONTACTS:
                                          J. Brian Patsy
                                          President and Chief Executive Officer
                                          Or
                                          Thomas E. Perazzo
                                          Chief Financial Officer
                                          (513) 459-5000

                                          MORGEN- WALKE CONTACTS:
                                          Investor Relations:
                                          Donna Stein/Jill Meleski
                                          Morgen-Walke Associates
                                          (212) 850-5600

FOR IMMEDIATE RELEASE



      LANVISION SYSTEMS, INC.'S COMMON STOCK WILL CONTINUE TO BE LISTED ON
                           THE NASDAQ SMALLCAP MARKET


Mason, Ohio, February 22, 2000 --- LanVision Systems, Inc. (Nasdaq: LANVC) today announced that Nasdaq has confirmed that the Company has evidenced compliance with the final requirements necessary for continued listing on The Nasdaq SmallCap Market as set forth by the Nasdaq Listing Qualifications Panel. Accordingly, effective Tuesday, February 22, 2000, the listing exception will be removed and the Company's trading symbol will be changed from LANVC to LANV.

Commenting on the Nasdaq decision, J. Brian Patsy, LanVision's Chief Executive Officer said, "We are very pleased with the decision to remove the listing exception as we have demonstrated our ability to continue to improve our operations, and increased our net tangible assets."

LanVision is an e-health Application Service Provider and leading supplier of Healthcare Information Access Systems specializing in connectivity solutions that utilize the power of the Internet/Intranet to link hospitals, physicians, patients and payers to a robust Electronic Medical Record. LanVision's solutions enable the coordination of both "structured" and "unstructured" patient data through a single health information repository. The Company's products are complementary to existing clinical and financial systems, and use document imaging and workflow tools to ensure end users can electronically access all the various forms of health information including clinician's handwritten


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notes, lab reports, photographs, insurance cards, etc. LanVision's e-health solutions offer value to all of the constituents in the healthcare delivery process by enabling them to simultaneously access information from virtually any location, including the physician's desktop using web browser technology. Web access to the entire medical record improves physician productivity and reduces administrative costs such as filing, storage, retrieval and upkeep of medical records and clinical costs, such as redundant diagnostic testing. LanVision provides its e-health ASP services to The University Hospital, a member of The Health Alliance of Greater Cincinnati. In addition, LanVision has installed its ChartVision(R) Healthcare Information Access System at an impressive list of leading healthcare providers including: UCSF Stanford Healthcare, the University of Pittsburgh Medical Center, Albert Einstein and Beth Israel Medical Centers, the Medical College of Georgia and Medical University of South Carolina, and Memorial Sloan-Kettering Cancer Center.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995

Statements made by LanVision that are not historical facts are forward looking statements that are subject to risks and uncertainties. LanVision's future financial performance could differ materially from expectations of management and from results reported now or in the past. Factors that could cause LanVision's financial performance to so differ include, but are not limited to, the impact of competitive products and pricing, product development, reliance on strategic alliances, availability of products procured from third party vendors, the healthcare regulatory environment, fluctuations in operating results, and other risks detailed from time to time in LanVision's filings with the U.S. Securities and Exchange commission.

(C)2000 LanVision Systems, Inc., Mason, OH 45040. All rights reserved.


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